Exhibit 10.9

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”) dated as of [               ], 2021, between Legacy Education, Inc., a Nevada corporation (the “Company”), and the shareholders and other security holders of the Company that are a party to this Agreement (each a “Shareholder” and collectively, the “Shareholders”).

W I T N E S S E T H:

WHEREAS, the Company and the Shareholders entered into entered into an Agreement and Plan of Merger as of June __, 2021 (the “Merger Agreement”), pursuant to which the Company is proposing to acquire all of the Shareholders equity interest in MDDV, Inc.; and

WHEREAS, in order to induce the Shareholders to enter into the Merger Agreement, the Shareholders and the Company hereby agree that this Agreement shall govern the rights of the Shareholders to cause the Company to register the offer and sale of shares of Common Stock held by the Shareholders under certain circumstances and to receive certain information from the Company, as well as certain other matters as set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Purchase Agreement and this Agreement, the Company and the Purchaser agree as follows:

1. Certain Definitions. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Merger Agreement. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person.

“Board of Directors” means the board of directors of the Company.

“Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock being underwritten by an underwriter.

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Holder” and “Holders” shall include the Shareholder and any permitted transferee or transferees of Registrable Securities (as defined below) and/or the Note which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement and the Merger Agreement; provided that neither such person nor any affiliate of such person is registered as a broker or dealer under Section 15(a) of the Securities Exchange Act of 1934, as amended, or a member of the Financial Industry Regulatory Authority.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” shall mean with respect to any Shareholder, (i) Exchange Shares, (ii) the Preferred Shares, (iii) the Exchange Class A Warrants, (iv) the Exchange Class B Warrants, (v) the Earnout Shares, (vi) all shares of Common Stock that may be issued or distributed or may be issuable with respect to the securities referred to in clauses (ii), (iii) or (iv) upon the conversion, exercise, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case held by any Shareholder, but excluding (a) any shares of Common Stock sold or transferred by such Shareholder in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 3(a), and (b) any shares of Common Stock for which registration rights have terminated pursuant to Subsection 2(j) of this Agreement.

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“Registrable Securities then outstanding” means, with respect to any measurement time, the aggregate number of shares of Registrable Securities held by all Shareholders.

Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.(i)(ii) hereof.

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities.

2. Registration Rights.

(a) Company Registration. If, at any time commencing six months from the completion of the IPO, the Company shall determine to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall promptly give each Holder notice of such registration. Upon the request of each Holder given within ten (10) days after such notice is given by the Company, the Company shall cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration, except as provided below in the event of an underwriter cutback. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2(a) before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2(d).

If any Holders request inclusion of their securities pursuant to this Subsection 2(a) in any underwritten registration, then such Holders whose shares are to be included in such registration shall be required, as a condition of participation in such registration, to enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Subsection 2.1, if the representative advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, then the number of Registrable Securities included in the registration by each Holder shall be reduced on a pro rata basis (based on the number of Registrable Securities held by such Holder relative to the total number of Registrable Securities held by all Holders requesting inclusion of their securities in the underwriting), by such minimum number of shares as is necessary to comply with such request. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration.

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(b) Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(i) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(ii) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(iii) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(iv) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(v) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(vi) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

(c) Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities, which furnished information shall be reasonably satisfactory to the Company.

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(d) Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company, shall be borne and paid by the Company. The Selling Expenses of any Holder relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by such Holder.

(e) Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(f) Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(i) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder against any Damages, and the Company will pay to each such Holder any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2(f) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder expressly for use in connection with such registration.

(ii) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred.

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(iii) Promptly after receipt by an indemnified party under this Subsection 2(f) of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2(f), give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2(f), to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2(f).

(iv) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2(f) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2(f) provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2(f), then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

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(vi) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2(f) shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

(g) Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company shall:

(i) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO; and

(ii) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act).

(h) “Market Stand-off” Agreement. Each Shareholder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of an IPO, or ninety (90) days in the case of any registration other than an IPO, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Shareholder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2(h) shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2(h) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Shareholder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.(h) or that are necessary to give further effect thereto.

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(i) Restrictions on Transfer.

(i) The Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(ii) Each certificate, instrument, or book entry representing (i) the Registrable Securities, and (ii) any other securities issued in respect of the securities referenced in clause (i), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2(i)(iii) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.(i).

(iii) The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.9(i)(ii), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

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(j) Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2(a) shall terminate upon the earliest to occur of:

(i) such time after consummation of the IPO as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s Registrable Securities without limitation; and

(ii) the second (2nd) anniversary of the IPO.

3. Miscellaneous.

(a) Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (i) is an Affiliate of a Holder; or (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company, which instrument shall be reasonably acceptable to the Company, to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2(h). The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

(b) Governing Law. This Agreement shall be governed by the internal laws of the State of Nevada, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of Nevada.

(c) Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the Shareholders at their addresses as set forth on their respective Joinder Agreements or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 3(e). If notice is given to the Company, it shall be sent to: Legacy Education Inc., 701 W Avenue K Suite 122, Lancaster, CA 93534, Attention: LeeAnn Rohmann, President, Email: LRohmann@hdmc.edu, with a copy to (which shall not constitute notice) to Sheppard, Mullin, Richter & Hampton LLP, 30 Rockefeller Plaza, 38th Floor, New York, NY 10112, Attn: Richard A. Friedman, rafriedman@sheppardmullin.com.

(f) Amendments and Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Subsection 2(i)(iii) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2(i)(iii) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. The Company shall give prompt notice of any amendment, modification or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, modification, termination, or waiver. Any amendment, modification, termination, or waiver effected in accordance with this Subsection 3(f) shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

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(g) Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

(h) Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

(i) Resolution of Disputes - Arbitration. Except for actions for injunctive or other equitable relief, any dispute whatsoever relating to the interpretation, validity or performance of this Agreement, or any dispute arising out of this Agreement, which is not resolved within the thirty (30)-day period commencing upon receipt of written notice by either party from the other party, shall be settled by binding and final arbitration. The arbitration shall be conducted pursuant to the JAMS Arbitration Rule and Procedures (the “JAMS Rules”). Arbitration shall be conducted by a single arbitrator that is a retired judge and experienced in resolving commercial disputes regarding the real estate business. The arbitrator shall be selected pursuant to the JAMS Rules. The arbitration shall be held in such place in the metropolitan area of San Diego, California, as may be specified by the arbitrator (or such other place upon which the parties and the arbitrator may agree), and shall be conducted pursuant to the JAMS Rules (regardless of any choice of law provision in the Agreement) to the extent not inconsistent with this Agreement. The decision of the arbitrator shall be final and binding as to any matters submitted to arbitration and shall be in lieu of any other action or proceeding of any nature whatsoever; and, if necessary, any judgment upon the arbitrator’s decision may be entered in any court of record having jurisdiction over the subject matter or over the party against whom the judgment is being enforced. The award shall not include or be accompanied by any findings of fact, conclusions of law or other written explanation of the reasons for the award. Except as required by law, the parties agree to keep confidential the existence and details of any dispute subject to this provision, including the results of arbitration. The foregoing shall not be deemed to prohibit a party from disclosing relevant information to its legal, financial and other advisors in connection with any such dispute as long as such advisors agree to maintain the confidentiality thereof pursuant to this provision. Notwithstanding the foregoing, any party may seek temporary injunctive relief through any local, state, or federal court located in or around San Diego, California with proper jurisdiction over the dispute in the event of any breach or anticipatory or threatened breach of this Agreement.

(j) Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

LEGACY EDUCATION, INC.

By:
Name:	LeeAnn Rohmann
Title:	President

HOLDER:

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